     As filed with the Securities and Exchange Commission on April 17, 1996
================================================================================
                                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                SUMMIT BANCORP.
             (Exact name of registrant as specified in its charter)

 New Jersey                                            22-1903313
 (State or other jurisdiction of                       (I.R.S.Employer
 incorporation or organization)                        Identification Number)

 301 Carnegie Center, P.O. Box 2066,
 Princeton, New Jersey                                 08543-2066
 (Address of Principal Executive Offices)              (Zip Code)

                             ----------------------

                        CONVERTED SUMMIT BANCORPORATION
                               STOCK OPTION PLAN
                                       OF
                                SUMMIT BANCORP.
                            (Full title of the plan)

                             ----------------------

                           Richard F. Ober, Jr., Esq.
            Executive Vice President, General Counsel and Secretary
                       301 Carnegie Center, P.O. Box 2066
                           Princeton, N.J. 08543-2066
                    (Name and address of agent for service)

                                 (609) 987-3430
         (Telephone number, including area code, of agent for service)


                             ----------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                  Proposed                       Proposed maximum
Title of Securities    Amount to be  maximum offering  aggregate offering     Amount of
to be registered        registered    price per unit         price         registration fee
===========================================================================================
Common Stock,             1,279,804      Various           $27,313,498.54         $9,418.45
$1.20 par value

(1) Exhibit (99) sets forth in full the manner in which the registration fee was calculated. The table sets forth only a summary of the calculation more fully set forth in Exhibit (99).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

 ITEM 1.  PLAN INFORMATION.

      Omitted as permitted by the Note to Part I of Form S-8.


 ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Omitted as permitted by the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant, Summit Bancorp. ("Summit", "Company" or "Registrant"), formerly UJB Financial Corp. ("UJB"), hereby incorporates by reference in this Registration Statement the following documents filed with the Securities and Exchange Commission (the "SEC"):

          (a) Summit's Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") for the fiscal year ended December 31, 1995;

          (b) Summit's Current Report on Form 8-K, dated March 1, 1996 (as amended) and April 11, 1996 filed pursuant to Section 13(a) of the Exchange Act;

          (c) The description of the Common Stock of Summit contained in Summit's Registration Statement on Form 10 dated August 31, 1970 as supplemented by the Registration Statement on Form 8-A filed August 28, 1989, filed pursuant to Section 12(b) of the Exchange Act, including all amendments thereto and reports filed under the Exchange Act for the purpose of updating such description as supplemented.

          All documents filed by Summit or the Converted Summit Bancorporation Stock Option Plan of Summit Bancorp. (the "Plan") with the SEC pursuant to
 Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall likewise be deemed to be incorporated herein by reference and to be a part hereof from and as of the respective dates of filing of such documents.


 ITEM 4.  DESCRIPTION OF SECURITIES.

          This item is not applicable inasmuch as the class of securities to be offered is registered under Section 12 of the Exchange Act.


  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the shares offered hereby is being passed upon for the Company by Richard F. Ober, Jr., Esq., who is employed as Executive Vice President, General Counsel and Secretary of Summit. As of March 27, 1996, Mr. Ober beneficially owned 23,957 shares of Common Stock and options to purchase 74,152 shares of Common Stock at a weighted average exercise price of $20.73.

          The combined consolidated financial statements of Summit and subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, included in Summit's Annual Report on Form 10-K, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The report of KPMG Peat Marwick LLP with respect to Summit and subsidiaries refers to a change in the method of accounting for certain investments and postemployment benefits in 1994 and to a change in the method of accounting for income taxes in 1993.


          The consolidated financial statements of UJB and subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, included in Summit's Annual Report on Form 10-K, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The report of KPMG Peat Marwick LLP with respect to UJB and subsidiaries refers to a change in the method of accounting for certain investments and postemployment benefits in 1994 and to a change in the method of accounting for income taxes in 1993.

          The consolidated financial statements of The Summit Bancorporation and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, included in Summit's Current Report on Form 8-K, dated March 1, 1996, as amended, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          With respect to the indemnification of directors and officers, Section 5 of Article IX of the By-Laws of the Company provides:

                 Section 5. Indemnification. Each person who was or is a party and each person who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person is, or was, a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, agent, or employee of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, shall be indemnified and reimbursed by the Corporation for liabilities (including amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (including reasonable costs, disbursements and counsel fees) to the fullest extent permitted by the laws of the State of New Jersey as in effect at the time of such indemnification. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, and administrators of each such person, shall not be exclusive of any other rights or indemnification to which any director, officer, employee or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of shareholders or directors, insurance policy, or otherwise; and shall continue as to each such person who has ceased to be a director, officer or employee.

                 This By-Law shall be implemented and construed to provide any director, officer, employee, or other person described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law, provided, however, that advancement of counsel fees will be made only when the Board of Directors determines that arrangements for counsel are satisfactory to the Board.

          Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the State of the Company's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any such officer or director may incur in his capacity as such.

          The Company carries an officers' and directors' liability insurance policy which provides coverage against judgments, settlements and legal costs incurred because of actual or asserted acts or omissions of such officers and directors of the Company arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. This policy provides coverage of $35,000,000.


 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

 ITEM 8.  EXHIBITS.

          This Registration Statement includes the following exhibits:

          (5)     Opinion of Richard F. Ober, Jr., Esq. regarding legality.

          (10) Converted Summit Bancorporation Stock Option Plan of Summit Bancorp.

          (23)A.  Consent of Richard F. Ober, Jr., Esq. (included as part of
                  Exhibit 5).

              B. Consent of KPMG Peat Marwick LLP -- Summit Bancorp. and UJB Financial Corp.

              C.  Consent of KPMG Peat Marwick LLP -- The Summit Bancorporation

          (24) Power of Attorney (contained on the signature pages to this Registration Statement).

          (99)    Calculation of Registration Fee

 ITEM 9.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

 provided, however, that paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
 Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering as such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor and the State of New Jersey on this 17th day of April 1996.

                               SUMMIT BANCORP.



                               By: /s/ T. Joseph Semrod
                                  -----------------------------------
                                  T. Joseph Semrod
                                  Chairman of the Board of Directors



                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Joseph Semrod, John R. Haggerty, William J. Healy and Richard F. Ober, Jr., and each of them, the undersigned's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 17th day of April, 1996 by the following persons in the capacities indicated.

         Signatures                                        Titles
         ----------                                        ------


 /s/ T. Joseph Semrod                    Chairman of the Board
- ---------------------------              of Directors
     T. Joseph Semrod                    (Chief Executive Officer)


 /s/ Robert G. Cox                       Director and President
- ---------------------------
     Robert G.  Cox



 /s/ John R. Haggerty                    Senior Executive Vice
- ---------------------------              President-Finance
     John R. Haggerty                    (Principal Financial Officer)


 /s/ William J. Healy                    Executive Vice President
- ---------------------------              and Comptroller
     William J. Healy                    (Principal Accounting Officer)


 /s/ S.  Rodgers Benjamin                Director
- ---------------------------
     S.  Rodgers Benjamin

         Signatures                                 Titles
         ----------                                 ------

  /s/ Robert L. Boyle                          Director
- ----------------------------
      Robert L. Boyle


  /s/ James C.  Brady                          Director
- ----------------------------
      James C.  Brady


  /s/ John G. Collins                          Director
- ----------------------------
      John G. Collins


  /s/ T.J. Dermot Dunphy                       Director
- ----------------------------
      T.J. Dermot Dunphy


  /s/ Anne Evans Estabrook                     Director
- ----------------------------
      Anne Evans Estabrook


  /s/ Elinor J. Ferdon                         Director
- ----------------------------
      Elinor J. Ferdon


  /s/ Fred G. Harvey                           Director
- ----------------------------
      Fred G. Harvey


  /s/ John R. Howell                           Director
- ----------------------------
      John R. Howell


  /s/ Francis J. Mertz                         Director
- ----------------------------
      Francis J. Mertz


  /s/ George L. Miles, Jr.                     Director
- ----------------------------
      George L. Miles, Jr.


  /s/ Henry S. Patterson II                    Director
- ----------------------------
      Henry S. Patterson II


  /s/ Thomas D.  Sayles, Jr.                   Director
- ----------------------------
      Thomas D.  Sayles, Jr.


  /s/ Raymond Silverstein                      Director
- ----------------------------
      Raymond Silverstein


  /s/ Orin R. Smith                            Director
- ----------------------------
      Orin R.  Smith


  /s/ Joseph M. Tabak                          Director
- ----------------------------
      Joseph M. Tabak

  /s/ Douglas G.  Watson                       Director
- ----------------------------
      Douglas G.  Watson

                                   EXHIBIT INDEX


 Exhibit No.                   Description
 -----------                   -----------


  (5)    Opinion of Richard F. Ober, Jr., Esq. regarding legality.

 (10)    Converted Summit Bancorporation Stock Option Plan of Summit Bancorp.

 (23)A.  Consent of Richard F. Ober, Jr., Esq. (included as part of Exhibit 5).

     B. Consent of KPMG Peat Marwick LLP -- Summit Bancorp. and UJB Financial Corp.

     C.  Consent of KPMG Peat Marwick LLP -- The Summit Bancorporation

 (24) Power of Attorney (contained on the signature pages to this Registration Statement).

(99)     Calculation of Registration Fee